Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Third Quarter 2016

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	5

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	7

Non-Interest Income, Mortgage Income and Wealth Management Income	8

Non-Interest Expense	10

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, and Return Ratios	11

Statements of Discontinued Operations	13

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	14
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Business Services, and Home Equity Lines of Credit - Future Principal Payment Resets	15
Early and Late Stage Delinquencies	16
Troubled Debt Restructurings	17

Consolidated Balance Sheets	18

Loans and Leases	19

Deposits	21

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	23

Forward-Looking Statements	24

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Earnings Summary
Interest income and other financing income - taxable equivalent	$963	$973	$984	$953	$920
Interest expense - taxable equivalent	82	78	74	69	65
Depreciation expense on operating lease assets	25	26	27	28	—
Net interest income and other financing income - taxable equivalent	856	869	883	856	855
Less: Taxable-equivalent adjustment	21	21	21	20	19
Net interest income and other financing income	835	848	862	836	836
Provision for loan losses	29	72	113	69	60
Net interest income and other financing income after provision for loan losses	806	776	749	767	776
Non-interest income	599	526	506	514	497
Non-interest expense	934	915	869	873	895
Income from continuing operations before income taxes	471	387	386	408	378
Income tax expense	152	115	113	120	116
Income from continuing operations	319	272	273	288	262
Income (loss) from discontinued operations before income taxes	2	5	—	(6)	(6)
Income tax expense (benefit)	1	2	—	(3)	(2)
Income (loss) from discontinued operations, net of tax	1	3	—	(3)	(4)
Net income	$320	$275	$273	$285	$258
Income from continuing operations available to common shareholders	$303	$256	$257	$272	$246
Net income available to common shareholders	$304	$259	$257	$269	$242

Earnings per common share from continuing operations - basic	$0.24	$0.20	$0.20	$0.21	$0.19
Earnings per common share from continuing operations - diluted	0.24	0.20	0.20	0.21	0.19
Earnings per common share - basic	0.24	0.20	0.20	0.21	0.18
Earnings per common share - diluted	0.24	0.20	0.20	0.21	0.18

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$80,883	$81,702	$81,606	$81,162	$81,063
Allowance for loan losses	(1,126)	(1,151)	(1,151)	(1,106)	(1,115)
Assets	125,177	126,212	125,539	126,050	124,789
Deposits	99,289	97,245	98,154	98,430	97,178
Long-term debt	6,054	8,968	7,851	8,349	7,364
Stockholders' equity	17,365	17,385	17,211	16,844	16,952
Average balances—Continuing Operations
Loans, net of unearned income	$81,283	$81,960	$81,510	$80,760	$80,615
Assets	125,829	125,412	125,960	124,645	122,920
Deposits	97,936	97,497	97,750	97,488	97,166
Long-term debt	8,235	8,523	8,806	7,740	6,112
Stockholders' equity	17,307	17,151	17,086	16,901	16,874

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Return on average assets from continuing operations*	0.96%	0.82%	0.82%	0.87%	0.79%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	10.48%	9.15%	9.16%	9.61%	8.65%
Efficiency ratio from continuing operations	64.2%	65.6%	62.5%	63.7%	66.2%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	65.3%	64.0%	60.6%	63.4%	66.8%
Common book value per share	$13.38	$13.16	$12.86	$12.35	$12.36
Tangible common book value per share (non-GAAP) (1)	$9.38	$9.22	$8.97	$8.52	$8.58
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.64%	9.57%	9.48%	9.13%	9.34%
Basel III common equity (3)	$11,536	$11,507	$11,496	$11,543	$11,438
Basel III common equity Tier 1 ratio (3)	11.1%	11.0%	10.9%	10.9%	11.0%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)	11.0%	10.8%	10.7%	10.7%	10.8%
Tier 1 capital ratio (3)	11.9%	11.7%	11.6%	11.7%	11.7%
Total risk-based capital ratio (3)	14.1%	13.9%	13.9%	13.9%	14.0%
Leverage ratio (3)	10.2%	10.2%	10.1%	10.3%	10.4%
Effective tax rate (4)	32.3%	29.7%	29.3%	29.3%	30.7%
Allowance for loan losses as a percentage of loans, net of unearned income	1.39%	1.41%	1.41%	1.36%	1.38%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.04x	1.12x	1.16x	1.41x	1.41x
Net interest margin (FTE) from continuing operations*(5)	3.06%	3.15%	3.19%	3.08%	3.13%
Loans, net of unearned income, to total deposits	81.5%	84.0%	83.1%	82.5%	83.4%
Net charge-offs as a percentage of average loans*	0.26%	0.35%	0.34%	0.38%	0.30%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.33%	1.25%	1.22%	0.96%	0.97%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.47%	1.40%	1.36%	1.13%	1.14%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (6)	1.69%	1.61%	1.61%	1.39%	1.40%
Associate headcount—full-time equivalent	22,215	22,447	22,855	23,393	23,423
ATMs	1,969	1,957	1,950	1,962	1,966

Branch Statistics
Full service	1,522	1,520	1,525	1,548	1,549
Drive-thru/transaction service only	75	79	80	79	81
Total branch outlets	1,597	1,599	1,605	1,627	1,630

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 11, 12 and 23.

(2)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income by $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%. During the third quarter of 2015, approximately $23 million of adjustments to prior FDIC insurance assessments were recorded. Excluding the $23 million, the adjusted efficiency ratio would have been 65.0%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
The first quarter of 2016 includes an income tax benefit related to the conclusion of a state tax examination. The fourth quarter of 2015 reflects the impact of higher than expected income tax benefits related to affordable housing investments.

(5)	Excluding the negative impact of the $15 million lease adjustment discussed above, net interest margin would have been 3.13% for the fourth quarter of 2015.

(6)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Interest income, including other financing income on:
Loans, including fees (1)	$763	$762	$768	$741	$748
Securities—taxable	135	145	147	140	137
Loans held for sale	4	4	3	4	5
Trading account securities	—	1	3	1	—
Other earning assets	9	8	10	14	11
Operating lease assets (1)	31	32	32	33	—
Total interest income, including other financing income	942	952	963	933	901
Interest expense on:
Deposits	31	28	27	27	27
Long-term borrowings	51	50	47	42	38
Total interest expense	82	78	74	69	65
Depreciation expense on operating lease assets (1)	25	26	27	28	—
Total interest expense and depreciation expense on operating lease assets	107	104	101	97	65
Net interest income and other financing income	835	848	862	836	836
Provision for loan losses	29	72	113	69	60
Net interest income and other financing income after provision for loan losses	806	776	749	767	776
Non-interest income:
Service charges on deposit accounts	166	166	159	166	167
Card and ATM fees	105	99	95	96	93
Mortgage income	46	46	38	37	39
Securities gains (losses), net	—	6	(5)	11	7
Other	282	209	219	204	191
Total non-interest income	599	526	506	514	497
Non-interest expense:
Salaries and employee benefits	486	480	475	478	470
Net occupancy expense	87	86	86	91	90
Furniture and equipment expense	80	79	78	79	77
Other	281	270	230	225	258
Total non-interest expense	934	915	869	873	895
Income from continuing operations before income taxes	471	387	386	408	378
Income tax expense	152	115	113	120	116
Income from continuing operations	319	272	273	288	262
Discontinued operations:
Income (loss) from discontinued operations before income taxes	2	5	—	(6)	(6)
Income tax expense (benefit)	1	2	—	(3)	(2)
Income (loss) from discontinued operations, net of tax	1	3	—	(3)	(4)
Net income	$320	$275	$273	$285	$258
Net income from continuing operations available to common shareholders	$303	$256	$257	$272	$246
Net income available to common shareholders	$304	$259	$257	$269	$242
Weighted-average shares outstanding—during quarter:
Basic	1,246	1,265	1,286	1,301	1,319
Diluted	1,252	1,268	1,291	1,308	1,326
Actual shares outstanding—end of quarter	1,236	1,259	1,275	1,297	1,304
Earnings per common share from continuing operations:
Basic	$0.24	$0.20	$0.20	$0.21	$0.19
Diluted	$0.24	$0.20	$0.20	$0.21	$0.19
Earnings per common share:
Basic	$0.24	$0.20	$0.20	$0.21	$0.18
Diluted	$0.24	$0.20	$0.20	$0.21	$0.18
Cash dividends declared per common share	$0.065	$0.065	$0.06	$0.06	$0.06
Taxable-equivalent net interest income and other financing income from continuing operations	$856	$869	$883	$856	$855
_________
(1) During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million in the fourth quarter of 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2016	2015
Interest income, including other financing income on:
Loans, including fees	$2,293	$2,201
Securities—taxable (1)	427	423
Loans held for sale	11	12
Trading account securities	4	4
Other earning assets (1)	27	30
Operating lease assets	95	—
Total interest income, including other financing income	2,857	2,670
Interest expense on:
Deposits	86	82
Short-term borrowings	—	1
Long-term borrowings	148	116
Total interest expense	234	199
Depreciation expense on operating lease assets	78	—
Total interest expense and depreciation expense on operating lease assets	312	199
Net interest income and other financing income	2,545	2,471
Provision for loan losses	214	172
Net interest income and other financing income after provision for loan losses	2,331	2,299
Non-interest income:
Service charges on deposit accounts	491	496
Card and ATM fees	299	268
Mortgage income	130	125
Securities gains, net	1	18
Other	710	650
Total non-interest income	1,631	1,557
Non-interest expense:
Salaries and employee benefits	1,441	1,405
Net occupancy expense	259	270
Furniture and equipment expense	237	224
Other	781	835
Total non-interest expense	2,718	2,734
Income from continuing operations before income taxes	1,244	1,122
Income tax expense	380	335
Income from continuing operations	864	787
Discontinued operations:
Income (loss) from discontinued operations before income taxes	7	(16)
Income tax expense (benefit)	3	(6)
Income (loss) from discontinued operations, net of tax	4	(10)
Net income	$868	$777
Net income from continuing operations available to common shareholders	$816	$739
Net income available to common shareholders	$820	$729
Weighted-average shares outstanding—during year:
Basic	1,266	1,333
Diluted	1,270	1,343
Actual shares outstanding—end of period	1,236	1,304
Earnings per common share from continuing operations:
Basic	$0.64	$0.55
Diluted	$0.64	$0.55
Earnings per common share:
Basic	$0.65	$0.55
Diluted	$0.65	$0.54
Cash dividends declared per common share	$0.19	$0.17
Taxable-equivalent net interest income and other financing income from continuing operations	$2,608	$2,526
_________
(1) Investments and related income from Federal Reserve Bank and Federal Home Loan Bank stock were reclassified from securities available for sale to other earning assets during the fourth quarter of 2015. All periods presented have been revised to reflect this presentation.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/2016			6/30/2016
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$3	$—	—%
Trading account securities	117	—	—	114	1	0.99
Securities:
Taxable	24,929	135	2.15	24,682	145	2.36
Tax-exempt	1	—	—	1	—	—
Loans held for sale	531	4	3.38	458	4	3.45
Loans, net of unearned income:
Commercial and industrial	35,733	315	3.50	36,493	316	3.47
Commercial real estate mortgage—owner-occupied	7,106	81	4.49	7,311	87	4.74
Commercial real estate construction—owner-occupied	345	4	4.29	348	4	4.46
Commercial investor real estate mortgage	4,444	35	3.06	4,399	33	3.00
Commercial investor real estate construction	2,535	20	3.15	2,591	20	3.12
Residential first mortgage	13,249	128	3.85	12,990	126	3.87
Home equity	10,775	99	3.68	10,869	99	3.65
Indirect—vehicles	4,113	32	3.09	4,149	33	3.15
Indirect—other consumer	779	14	7.31	686	12	6.86
Consumer credit card	1,110	33	11.64	1,066	31	11.72
Other consumer	1,094	23	8.29	1,058	22	8.31
Total loans, net of unearned income	81,283	784	3.82	81,960	783	3.82
Investment in operating leases, net	761	6	2.85	792	6	2.81
Other earning assets	3,751	9	0.93	2,970	8	1.10
Total earning assets	111,373	938	3.34	110,980	947	3.41
Allowance for loan losses	(1,156)			(1,158)
Cash and due from banks	1,879			1,792
Other non-earning assets	13,733			13,798
	$125,829			$125,412
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,779	3	0.14	$7,794	2	0.14
Interest-bearing checking	20,267	5	0.10	20,760	5	0.09
Money market	26,974	9	0.12	26,585	7	0.11
Time deposits	7,447	14	0.79	7,338	14	0.73
Total interest-bearing deposits (1)	62,467	31	0.19	62,477	28	0.18
Other short-term borrowings	1	—	—	—	—	—
Long-term borrowings	8,235	51	2.43	8,523	50	2.33
Total interest-bearing liabilities	70,703	82	0.46	71,000	78	0.44
Non-interest-bearing deposits (1)	35,469	—	—	35,020	—	—
Total funding sources	106,172	82	0.30	106,020	78	0.29
Net interest spread			2.88			2.97
Other liabilities	2,350			2,241
Stockholders’ equity	17,307			17,151
	$125,829			$125,412
Net interest income and other financing income/margin FTE basis		$856	3.06%		$869	3.15%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% for both of the quarters ended September 30, 2016 and June 30, 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	3/31/2016			12/31/2015			9/30/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$11	$—	—%	$10	$—	—%	$3	$—	—%
Trading account securities	132	3	10.20	138	1	3.71	111	—	—
Securities:
Taxable	24,618	147	2.39	24,325	140	2.28	23,912	137	2.28
Tax-exempt	1	—	—	1	—	—	1	—	—
Loans held for sale	362	3	3.30	404	4	4.18	492	5	3.58
Loans, net of unearned income:
Commercial and industrial (1)	36,103	321	3.56	35,511	290	3.24	35,647	302	3.37
Commercial real estate mortgage—owner-occupied	7,512	91	4.79	7,675	97	5.04	7,768	99	5.04
Commercial real estate construction—owner-occupied	359	4	4.17	415	5	4.48	443	5	4.31
Commercial investor real estate mortgage	4,430	34	3.07	4,332	35	3.20	4,441	35	3.14
Commercial investor real estate construction	2,591	20	3.11	2,576	19	2.97	2,455	18	2.96
Residential first mortgage	12,828	125	3.89	12,753	127	3.93	12,649	123	3.86
Home equity	10,956	99	3.63	10,948	96	3.48	10,902	96	3.51
Indirect—vehicles	4,056	32	3.18	3,969	32	3.22	3,863	31	3.23
Indirect—other consumer	599	10	6.41	523	8	5.71	439	6	5.44
Consumer credit card	1,050	31	12.01	1,031	30	11.52	1,004	30	11.57
Other consumer	1,026	22	8.47	1,027	22	8.50	1,004	22	8.61
Total loans, net of unearned income (1)	81,510	789	3.87	80,760	761	3.74	80,615	767	3.78
Investment in operating leases, net (1)	825	5	2.71	852	5	2.60	—	—	—
Other earning assets	4,046	10	0.98	3,709	14	1.39	3,441	11	1.21
Total earning assets	111,505	957	3.43	110,199	925	3.33	108,575	920	3.36
Allowance for loan losses	(1,108)			(1,120)			(1,111)
Cash and due from banks	1,710			1,642			1,687
Other non-earning assets	13,853			13,924			13,769
	$125,960			$124,645			$122,920
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,491	3	0.16	$7,245	2	0.12	$7,182	2	0.13
Interest-bearing checking	21,244	5	0.10	21,052	5	0.08	20,992	4	0.08
Money market	26,821	7	0.10	26,627	7	0.10	26,793	7	0.10
Time deposits	7,368	12	0.67	7,818	13	0.67	8,110	14	0.67
Total interest-bearing deposits (2)	62,924	27	0.18	62,742	27	0.17	63,077	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	10	—	—	46	—	—
Other short-term borrowings	8	—	—	3	—	—	250	—	—
Long-term borrowings	8,806	47	2.13	7,740	42	2.19	6,112	38	2.45
Total interest-bearing liabilities	71,738	74	0.42	70,495	69	0.39	69,485	65	0.37
Non-interest-bearing deposits (2)	34,826	—	—	34,746	—	—	34,089	—	—
Total funding sources	106,564	74	0.28	105,241	69	0.26	103,574	65	0.25
Net interest spread			3.01			2.94			2.99
Other liabilities	2,310			2,503			2,472
Stockholders’ equity	17,086			16,901			16,874
	$125,960			$124,645			$122,920
Net interest income and other financing income/margin FTE basis (1)		$883	3.19%		$856	3.08%		$855	3.13%
_______

(1)
During the fourth quarter of 2015, Regions corrected the accounting for approximately $852 million of average balances of leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases. Net interest margin, excluding the negative impact of the $15 million lease adjustment recorded in the fourth quarter of 2015 would have been 3.13%.

(2)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.11% for each of the quarters ended March 31, 2016, December 31, 2015, and September 30, 2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Net income from continuing operations available to common shareholders (GAAP)	$303	$256	$257	$272	$246	$47	18.4%	$57	23.2%
Preferred dividends (GAAP)	16	16	16	16	16	—	—%	—	—%
Income tax expense (GAAP)	152	115	113	120	116	37	32.2%	36	31.0%
Income from continuing operations before income taxes (GAAP)	471	387	386	408	378	84	21.7%	93	24.6%
Provision for loan losses (GAAP)	29	72	113	69	60	(43)	(59.7)%	(31)	(51.7)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	500	459	499	477	438	41	8.9%	62	14.2%
Other adjustments:
Securities (gains) losses, net	—	(6)	5	(11)	(7)	6	(100.0)%	7	(100.0)%
Insurance proceeds (1)	(47)	—	(3)	(1)	—	(47)	NM	(47)	NM
Leveraged lease termination gains, net (2)	(8)	—	—	—	(6)	(8)	NM	(2)	33.3%
Salaries and employee benefits—severance charges	3	1	12	6	—	2	200.0%	3	NM
Professional, legal and regulatory expenses (3)	—	3	—	—	—	(3)	(100.0)%	—	NM
Branch consolidation, property and equipment charges	5	22	14	6	1	(17)	(77.3)%	4	400.0%
Loss on early extinguishment of debt	14	—	—	—	—	14	NM	14	NM
Total other adjustments	(33)	20	28	—	(12)	(53)	(265.0)%	(21)	175.0%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$467	$479	$527	$477	$426	$(12)	(2.5)%	$41	9.6%

NM - Not Meaningful

(1)
Insurance proceeds recognized in the third quarter of 2016 are related to the previously disclosed settlement with the Department of Housing and Urban Development. Insurance proceeds recognized in the other periods presented are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(2)	The impact of the leveraged lease termination gains, net in the third quarter of 2016 was fully offset by increased tax expense.

(3)	Regions recorded $3 million of contingent legal and regulatory accruals during the second quarter of 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Service charges on deposit accounts	$166	$166	$159	$166	$167	$—	—%	$(1)	(0.6)%
Card and ATM fees	105	99	95	96	93	6	6.1%	12	12.9%
Investment management and trust fee income	54	52	50	51	49	2	3.8%	5	10.2%
Mortgage income	46	46	38	37	39	—	—%	7	17.9%
Insurance commissions and fees	38	36	40	34	38	2	5.6%	—	—%
Capital markets fee income and other (1)	42	38	41	28	29	4	10.5%	13	44.8%
Insurance proceeds	47	—	3	1	—	47	NM	47	NM
Commercial credit fee income	17	18	19	19	20	(1)	(5.6)%	(3)	(15.0)%
Bank-owned life insurance	22	20	33	19	17	2	10.0%	5	29.4%
Investment services fee income	15	15	16	15	15	—	—%	—	—%
Securities gains (losses), net	—	6	(5)	11	7	(6)	(100.0)%	(7)	(100.0)%
Net revenue from affordable housing	2	3	11	14	2	(1)	(33.3)%	—	—%
Market value adjustments on employee benefit assets	4	8	(12)	2	(5)	(4)	(50.0)%	9	(180.0)%
Other	41	19	18	21	26	22	115.8%	15	57.7%
Total non-interest income from continuing operations	$599	$526	$506	$514	$497	$73	13.9%	$102	20.5%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Production and sales	$37	$32	$27	$23	$30	$5	15.6%	$7	23.3%
Loan servicing	21	22	20	20	20	(1)	(4.5)%	1	5.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(2)	(22)	(36)	12	(25)	20	(90.9)%	23	(92.0)%
MSRs hedge gain (loss)	—	24	35	(9)	25	(24)	(100.0)%	(25)	(100.0)%
MSRs change due to payment decay	(10)	(10)	(8)	(9)	(11)	—	—%	1	(9.1)%
MSR and related hedge impact	(12)	(8)	(9)	(6)	(11)	(4)	50.0%	(1)	9.1%
Total mortgage income	$46	$46	$38	$37	$39	$—	—%	$7	17.9%

Mortgage production - purchased	$1,112	$1,235	$756	$852	$1,057	$(123)	(10.0)%	$55	5.2%
Mortgage production - refinanced	550	421	355	338	364	129	30.6%	186	51.1%
Total mortgage production (2)	$1,662	$1,656	$1,111	$1,190	$1,421	$6	0.4%	$241	17.0%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Investment management and trust fee income	$54	$52	$50	$51	$49	$2	3.8%	$5	10.2%
Insurance commissions and fees	38	36	40	34	38	2	5.6%	—	—%
Investment services fee income	15	15	16	15	15	—	—%	—	—%
Total wealth management income (3)	$107	$103	$106	$100	$102	$4	3.9%	$5	4.9%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a middle-market mergers and acquisitions advisory firm.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
During the third quarter of 2016, the company received $47 million of insurance proceeds related to the previously disclosed settlement with the Department of Housing and Urban Development regarding Federal Housing Administration insured mortgage loans. Expenses related to the settlement were accrued in prior periods.

•	Card and ATM fees increased compared to the second quarter of 2016 primarily due to increased active cards and spend volume.

•	Capital markets fee income and other increased compared to the second quarter of 2016 primarily due to increased fees from mergers and acquisition advisory services.

•
Market value adjustments on employee benefit assets decreased compared to the second quarter of 2016 reflecting decreased market value related to assets held for certain employee benefits, and are offset in salaries and benefits expense.

•
Other non-interest income increased compared to the second quarter of 2016 primarily due to a recovery of approximately $10 million related to the Gulf of Mexico oil spill and $8 million related to gains on leveraged lease terminations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Non-Interest Income

	Nine Months Ended		Year-to-Date Change 9/30/16 vs. 9/30/15
($ amounts in millions)	9/30/2016	9/30/2015	Amount	Percent
Service charges on deposit accounts	$491	$496	$(5)	(1.0)%
Card and ATM fees	299	268	31	11.6%
Investment management and trust fee income	156	151	5	3.3%
Mortgage income	130	125	5	4.0%
Insurance commissions and fees	114	106	8	7.5%
Capital markets fee income and other (1)	121	76	45	59.2%
Insurance proceeds	50	90	(40)	(44.4)%
Commercial credit fee income	54	57	(3)	(5.3)%
Bank-owned life insurance	75	55	20	36.4%
Investment services fee income	46	40	6	15.0%
Securities gains, net	1	18	(17)	(94.4)%
Net revenue from affordable housing	16	10	6	60.0%
Market value adjustments on employee benefit assets	—	(5)	5	(100.0)%
Other	78	70	8	11.4%
Total non-interest income from continuing operations	$1,631	$1,557	$74	4.8%

Mortgage Income

	Nine Months Ended		Year-to-Date Change 9/30/16 vs. 9/30/15
($ amounts in millions)	9/30/2016	9/30/2015	Amount	Percent
Production and sales	$96	$88	$8	9.1%
Loan servicing	63	61	2	3.3%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(60)	(14)	(46)	328.6%
MSRs hedge gain (loss)	59	20	39	195.0%
MSRs change due to payment decay	(28)	(30)	2	(6.7)%
MSR and related hedge impact	(29)	(24)	(5)	20.8%
Total mortgage income	$130	$125	$5	4.0%

Mortgage production - purchased	$3,103	$2,897	$206	7.1%
Mortgage production - refinanced	1,326	1,396	(70)	(5.0)%
Total mortgage production (2)	$4,429	$4,293	$136	3.2%

Wealth Management Income

	Nine Months Ended		Year-to-Date Change 9/30/16 vs. 9/30/15
($ amounts in millions)	9/30/2016	9/30/2015	Amount	Percent
Investment management and trust fee income	$156	$151	$5	3.3%
Insurance commissions and fees	114	106	8	7.5%
Investment services fee income	46	40	6	15.0%
Total wealth management income (3)	$316	$297	$19	6.4%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services. Beginning in the fourth quarter of 2015, this category also includes revenue derived from the purchase of BlackArch Partners, a middle-market mergers and acquisitions advisory firm.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Salaries and employee benefits	$486	$480	$475	$478	$470	$6	1.3%	$16	3.4%
Net occupancy expense	87	86	86	91	90	1	1.2%	(3)	(3.3)%
Furniture and equipment expense	80	79	78	79	77	1	1.3%	3	3.9%
Outside services	38	39	36	40	38	(1)	(2.6)%	—	—%
Marketing	25	28	25	23	24	(3)	(10.7)%	1	4.2%
Professional, legal and regulatory expenses	29	21	13	22	25	8	38.1%	4	16.0%
FDIC insurance assessments	29	17	25	22	46	12	70.6%	(17)	(37.0)%
Credit/checkcard expenses	14	14	13	13	15	—	—%	(1)	(6.7)%
Branch consolidation, property and equipment charges	5	22	14	6	1	(17)	(77.3)%	4	400.0%
Loss on early extinguishment of debt	14	—	—	—	—	14	NM	14	NM
Provision (credit) for unfunded credit losses	8	11	1	(12)	—	(3)	(27.3)%	8	NM
Visa class B shares expense	11	2	2	3	1	9	450.0%	10	NM
Other	108	116	101	108	108	(8)	(6.9)%	—	—%
Total non-interest expense from continuing operations	$934	$915	$869	$873	$895	$19	2.1%	$39	4.4%

	Nine Months Ended		Year-to-Date Change 9/30/16 vs. 9/30/15
($ amounts in millions)	9/30/2016	9/30/2015	Amount	Percent
Salaries and employee benefits	$1,441	$1,405	$36	2.6%
Net occupancy expense	259	270	(11)	(4.1)%
Furniture and equipment expense	237	224	13	5.8%
Outside services	113	109	4	3.7%
Marketing	78	75	3	4.0%
Professional, legal and regulatory expenses	63	115	(52)	(45.2)%
FDIC insurance assessments	71	83	(12)	(14.5)%
Credit/checkcard expenses	41	41	—	—%
Branch consolidation, property and equipment charges	41	50	(9)	(18.0)%
Loss on early extinguishment of debt	14	43	(29)	(67.4)%
Provision (credit) for unfunded credit losses	20	(1)	21	NM
Visa class B shares expense	15	6	9	150.0%
Other	325	314	11	3.5%
Total non-interest expense from continuing operations	$2,718	$2,734	$(16)	(0.6)%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits increased compared to the second quarter of 2016 driven by an additional weekday in the third quarter, increased production-based incentives related to capital markets income growth, as well as an increase in severance charges. These increases were partially offset by lower headcount and reduced market value adjustments on employee benefit assets, which are offset in non-interest income.

•	Professional, legal, and regulatory expenses increased compared to the second quarter of 2016 primarily due to an increase in legal reserves.

•
FDIC insurance assessments increased compared to the second quarter of 2016 primarily due to a net $5 million impact from the combination of a lower assessment rate offset by a surcharge in the third quarter and a $6 million refund in the second quarter related to overpayments in prior periods.

•	Visa class B share expense is associated with shares sold in a prior year. The Visa class B shares have restrictions tied to finalization of certain covered litigation.

•	Other expenses decreased compared to the second quarter of 2016 primarily due a decrease in credit-related charges.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios
The table below and on the following page present computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The table on the following page also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	3Q16 vs. 2Q16		3Q16 vs. 3Q15
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	A	$934	$915	$869	$873	$895	$19	2.1%	$39	4.4%
Adjustments:
Professional, legal and regulatory expenses (1)		—	(3)	—	—	—	3	(100.0)%	—	NM
Branch consolidation, property and equipment charges		(5)	(22)	(14)	(6)	(1)	17	(77.3)%	(4)	400.0%
Loss on early extinguishment of debt		(14)	—	—	—	—	(14)	NM	(14)	NM
Salary and employee benefits—severance charges		(3)	(1)	(12)	(6)	—	(2)	200.0%	(3)	NM
Adjusted non-interest expense (non-GAAP)	B	$912	$889	$843	$861	$894	$23	2.6%	$18	2.0%
Net interest income and other financing income (GAAP)		$835	$848	$862	$836	$836	$(13)	(1.5)%	$(1)	(0.1)%
Taxable-equivalent adjustment		21	21	21	20	19	—	—%	2	10.5%
Net interest income and other financing income, taxable-equivalent basis	C	$856	$869	$883	$856	$855	$(13)	(1.5)%	$1	0.1%
Non-interest income (GAAP)	D	$599	$526	$506	$514	$497	$73	13.9%	$102	20.5%
Adjustments:
Securities (gains) losses, net		—	(6)	5	(11)	(7)	6	(100.0)%	7	(100.0)%
Insurance proceeds (1)		(47)	—	(3)	(1)	—	(47)	NM	(47)	NM
Leveraged lease termination gains, net (1)		(8)	—	—	—	(6)	(8)	NM	(2)	33.3%
Adjusted non-interest income (non-GAAP)	E	$544	$520	$508	$502	$484	$24	4.6%	$60	12.4%
Total revenue, taxable-equivalent basis	C+D=F	$1,455	$1,395	$1,389	$1,370	$1,352	$60	4.3%	$103	7.6%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$1,400	$1,389	$1,391	$1,358	$1,339	$11	0.8%	$61	4.6%
Efficiency ratio (GAAP)	A/F	64.2%	65.6%	62.5%	63.7%	66.2%
Adjusted efficiency ratio (non-GAAP) (2)(3)	B/G	65.3%	64.0%	60.6%	63.4%	66.8%
Fee income ratio (GAAP)	D/F	41.2%	37.7%	36.4%	37.5%	36.8%
Adjusted fee income ratio (non-GAAP)	E/G	38.8%	37.5%	36.5%	37.0%	36.2%
________
*Annualized
NM - Not Meaningful

(1)	See page 7 for additional information regarding these adjustments.

(2)	Excluding $23 million of FDIC insurance assessment adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(3)
During the fourth quarter of 2015, Regions corrected the accounting for certain leases, for which Regions is the lessor. These leases had been previously classified as capital leases but were subsequently determined to be operating leases and totaled approximately $834 million at December 31, 2015. The aggregate impact of this adjustment lowered net interest income and other financing income $15 million. Excluding the negative impact of the $15 million, the adjusted efficiency ratio would have been 62.7%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios (continued)

		Nine Months Ended September 30
($ amounts in millions)		2016	2015	2016 vs. 2015
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)	H	$2,718	$2,734	$(16)	(0.6)%
Adjustments:
Professional, legal and regulatory expenses (1)		(3)	(48)	45	(93.8)%
Branch consolidation, property and equipment charges		(41)	(50)	9	(18.0)%
Loss on early extinguishment of debt		(14)	(43)	29	(67.4)%
Salary and employee benefits—severance charges		(16)	—	(16)	NM
Adjusted non-interest expense (non-GAAP)	I	$2,644	$2,593	$51	2.0%
Net interest income and other financing income (GAAP)		$2,545	$2,471	$74	3.0%
Taxable-equivalent adjustment		63	55	8	14.5%
Net interest income and other financing income, taxable-equivalent basis	J	$2,608	$2,526	$82	3.2%
Non-interest income (GAAP)	K	$1,631	$1,557	$74	4.8%
Adjustments:
Securities gains, net		(1)	(18)	17	(94.4)%
Insurance proceeds (1)		(50)	(90)	40	(44.4)%
Leveraged lease termination gains, net (1)		(8)	(8)	—	—%
Adjusted non-interest income (non-GAAP)	L	$1,572	$1,441	$131	9.1%
Total revenue, taxable-equivalent basis	J+K=M	$4,239	$4,083	$156	3.8%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	J+L=N	$4,180	$3,967	$213	5.4%
Operating leverage ratio (GAAP)	M-H				4.4%
Adjusted operating leverage ratio (non-GAAP)	N-I				3.4%
Efficiency ratio (GAAP)	H/M	64.1%	67.0%
Adjusted efficiency ratio (non-GAAP)	I/N	63.3%	65.4%
Fee income ratio (GAAP)	K/M	38.5%	38.1%
Adjusted fee income ratio (non-GAAP)	L/N	37.6%	36.3%

		Quarter Ended
($ amounts in millions)		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	O	$304	$259	$257	$269	$242
Average stockholders' equity (GAAP)		$17,311	$17,151	$17,086	$16,889	$16,866
Less:
Average intangible assets (GAAP)		5,116	5,124	5,131	5,132	5,089
Average deferred tax liability related to intangibles (GAAP)		(161)	(163)	(165)	(167)	(169)
Average preferred stock (GAAP)		820	820	820	822	838
Average tangible common stockholders' equity (non-GAAP)	P	$11,536	$11,370	$11,300	$11,102	$11,108
Return on average tangible common stockholders' equity (non-GAAP)*	O/P	10.48%	9.15%	9.16%	9.61%	8.65%
________
*Annualized
NM - Not Meaningful

(1)	See page 7 for additional information regarding these adjustments.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Non-interest expense:
Professional and legal expenses	$(2)	$(5)	$—	$5	$7
Other	—	—	—	1	(1)
Total non-interest expense	(2)	(5)	—	6	6
Income (loss) from discontinued operations before income tax	2	5	—	(6)	(6)
Income tax expense (benefit)	1	2	—	(3)	(2)
Income (loss) from discontinued operations, net of tax	$1	$3	$—	$(3)	$(4)
Weighted-average shares outstanding—during quarter (1):
Basic	1,246	1,265	1,286	1,301	1,319
Diluted	1,252	1,268	1,291	1,301	1,319
Earnings (loss) per common share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$(0.00)	$(0.00)
Diluted	$0.00	$0.00	$0.00	$(0.00)	$(0.00)

_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Components:
Allowance for loan losses (ALL)	$1,126	$1,151	$1,151	$1,106	$1,115
Reserve for unfunded credit commitments	72	64	53	52	64
Allowance for credit losses (ACL)	$1,198	$1,215	$1,204	$1,158	$1,179

Provision for loan losses	$29	$72	$113	$69	$60
Provision (credit) for unfunded credit losses	8	11	1	(12)	—

Net loans charged-off:
Commercial and industrial	10	29	18	43	16
Commercial real estate mortgage—owner-occupied	2	5	3	1	3
Commercial real estate construction—owner-occupied	—	—	1	—	—
Total commercial	12	34	22	44	19
Commercial investor real estate mortgage	(3)	—	(3)	(2)	(2)
Commercial investor real estate construction	(1)	—	(1)	(7)	—
Total investor real estate	(4)	—	(4)	(9)	(2)
Residential first mortgage	4	2	3	5	6
Home equity—first lien	1	2	5	2	4
Home equity—second lien	2	5	9	5	7
Indirect—vehicles	8	6	8	9	6
Indirect—other consumer	4	3	3	—	—
Consumer credit card	10	7	9	8	7
Other consumer	17	13	13	14	13
Total consumer	46	38	50	43	43
Total	$54	$72	$68	$78	$60
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.11%	0.32%	0.20%	0.48%	0.18%
Commercial real estate mortgage—owner-occupied	0.14%	0.22%	0.19%	0.08%	0.14%
Commercial real estate construction—owner-occupied	(0.19)%	0.19%	0.73%	(0.13)%	(0.09)%
Total commercial	0.11%	0.31%	0.20%	0.40%	0.17%
Commercial investor real estate mortgage	(0.33)%	(0.02)%	(0.23)%	(0.22)%	(0.17)%
Commercial investor real estate construction	(0.12)%	(0.07)%	(0.15)%	(1.00)%	(0.15)%
Total investor real estate	(0.25)%	(0.04)%	(0.20)%	(0.51)%	(0.16)%
Residential first mortgage	0.11%	0.04%	0.11%	0.16%	0.17%
Home equity—first lien	0.04%	0.14%	0.29%	0.11%	0.24%
Home equity—second lien	0.24%	0.45%	0.86%	0.47%	0.62%
Indirect—vehicles	0.86%	0.59%	0.79%	0.83%	0.68%
Indirect—other consumer	1.97%	1.86%	1.79%	—%	—%
Consumer credit card	3.23%	3.00%	3.31%	3.14%	3.01%
Other consumer	6.52%	4.99%	5.02%	5.25%	5.37%
Total consumer	0.59%	0.51%	0.65%	0.55%	0.59%
Total	0.26%	0.35%	0.34%	0.38%	0.30%
Non-accrual loans, excluding loans held for sale	$1,078	$1,025	$993	$782	$789
Non-performing loans held for sale	15	31	22	38	26
Non-accrual loans, including loans held for sale	1,093	1,056	1,015	820	815
Foreclosed properties	95	89	97	100	111
Non-performing assets (NPAs)	$1,188	$1,145	$1,112	$920	$926
Loans past due > 90 days (1)	$178	$174	$201	$213	$210
Accruing restructured loans not included in categories above (2)	$1,023	$1,051	$993	$1,039	$1,046
Credit Ratios:
ACL/Loans, net	1.48%	1.49%	1.48%	1.43%	1.45%
ALL/Loans, net	1.39%	1.41%	1.41%	1.36%	1.38%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.04x	1.12x	1.16x	1.41x	1.41x
Non-accrual loans, excluding loans held for sale/Loans, net	1.33%	1.25%	1.22%	0.96%	0.97%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.47%	1.40%	1.36%	1.13%	1.14%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.69%	1.61%	1.61%	1.39%	1.40%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(2)	See page 17 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	9/30/2016		6/30/2016		3/31/2016		12/31/2015		9/30/2015
Commercial and industrial	$693	1.96%	$596	1.65%	$556	1.53%	$325	0.91%	$350	0.97%
Commercial real estate mortgage—owner-occupied	221	3.15%	240	3.34%	254	3.44%	268	3.55%	233	3.01%
Commercial real estate construction—owner-occupied	3	0.90%	3	0.91%	2	0.68%	2	0.50%	3	0.81%
Total commercial	917	2.14%	839	1.92%	812	1.85%	595	1.36%	586	1.33%
Commercial investor real estate mortgage	18	0.43%	33	0.77%	28	0.62%	31	0.73%	39	0.89%
Commercial investor real estate construction	1	0.04%	—	—%	—	—%	—	—%	1	0.02%
Total investor real estate	19	0.28%	33	0.48%	28	0.39%	31	0.45%	40	0.57%
Residential first mortgage	50	0.38%	52	0.40%	54	0.42%	63	0.49%	67	0.53%
Home equity	92	0.85%	101	0.93%	99	0.90%	93	0.84%	96	0.88%
Total consumer	142	0.45%	153	0.49%	153	0.50%	156	0.51%	163	0.54%
Total non-accrual loans	$1,078	1.33%	$1,025	1.25%	$993	1.22%	$782	0.96%	$789	0.97%

Criticized and Classified Loans—Business Services (1)(2)

	As of
						9/30/2016		9/30/2016
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	vs. 6/30/2016		vs. 9/30/2015
Accruing classified	$1,477	$1,596	$1,800	$1,311	$1,212	$(119)	(7.5)%	$265	21.9%
Non-accruing classified	936	872	840	626	626	64	7.3%	310	49.5%
Total classified	2,413	2,468	2,640	1,937	1,838	(55)	(2.2)%	575	31.3%

Special mention	1,329	1,196	985	1,434	1,416	133	11.1%	(87)	(6.1)%
Total criticized	$3,742	$3,664	$3,625	$3,371	$3,254	$78	2.1%	$488	15.0%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)
Beginning primarily in the third quarter of 2015, low oil prices began to drive the migration of a number of large energy credits into criticized (primarily in the exploration and production and oil field services sectors). Continued low oil prices prompted further migration of some of those credits into accruing classified and non-accruing classified during the first quarter of 2016.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 9/30/2016
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2016	$11	0.15%	$20	0.26%	$31
2017	4	0.06%	8	0.11%	12
2018	12	0.17%	18	0.24%	30
2019	80	1.08%	72	0.98%	152
2020	166	2.24%	129	1.75%	295
2021-2025	1,422	19.24%	1,410	19.08%	2,832
2026-2030	2,044	27.65%	1,993	26.97%	4,037
Thereafter	—	—%	1	0.02%	1
Total	$3,739	50.59%	$3,651	49.41%	$7,390

(3)
The balance of Regions' home equity portfolio was $10,749 million at September 30, 2016 consisting of $7,390 million of home equity lines of credit and $3,359 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	9/30/2016		6/30/2016		3/31/2016		12/31/2015		9/30/2015
Commercial and industrial	$21	0.06%	$38	0.11%	$24	0.07%	$17	0.05%	$16	0.05%
Commercial real estate mortgage—owner-occupied	59	0.84%	27	0.38%	34	0.46%	31	0.42%	41	0.53%
Commercial real estate construction—owner-occupied	2	0.61%	1	0.09%	1	0.18%	1	0.29%	1	0.18%
Total commercial	82	0.19%	66	0.15%	59	0.13%	49	0.11%	58	0.13%
Commercial investor real estate mortgage	6	0.14%	27	0.63%	21	0.47%	27	0.63%	24	0.54%
Commercial investor real estate construction	—	—%	—	0.01%	3	0.12%	2	0.06%	1	0.02%
Total investor real estate	6	0.09%	27	0.39%	24	0.34%	29	0.41%	25	0.35%
Residential first mortgage—non-guaranteed (1)	116	0.89%	120	0.94%	108	0.86%	122	0.98%	116	0.94%
Home equity	79	0.74%	74	0.69%	75	0.68%	84	0.76%	98	0.89%
Indirect—vehicles	57	1.41%	55	1.33%	49	1.20%	63	1.59%	52	1.33%
Indirect—other consumer	5	0.62%	5	0.60%	3	0.50%	3	0.57%	2	0.33%
Consumer credit card	15	1.28%	12	1.06%	11	1.08%	12	1.08%	11	1.13%
Other consumer	19	1.56%	17	1.53%	12	1.20%	15	1.44%	14	1.41%
Total consumer (1)	291	0.94%	283	0.92%	258	0.85%	299	0.99%	293	0.99%
Total accruing 30-89 days past due loans (1)	$379	0.47%	$376	0.46%	$341	0.42%	$377	0.47%	$376	0.47%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	9/30/2016		6/30/2016		3/31/2016		12/31/2015		9/30/2015
Commercial and industrial	$5	0.01%	$6	0.02%	$3	0.01%	$9	0.02%	$7	0.02%
Commercial real estate mortgage—owner-occupied	3	0.04%	3	0.05%	3	0.04%	3	0.03%	6	0.08%
Total commercial	8	0.02%	9	0.02%	6	0.02%	12	0.03%	13	0.03%
Commercial investor real estate mortgage	—	0.01%	3	0.08%	2	0.04%	4	0.10%	2	0.05%
Commercial investor real estate construction	—	—%	—	—%	8	0.30%	—	—%	—	—%
Total investor real estate	—	—%	3	0.05%	10	0.14%	4	0.06%	2	0.03%
Residential first mortgage—non-guaranteed (2)	106	0.81%	104	0.82%	115	0.92%	113	0.91%	121	0.98%
Home equity	39	0.36%	34	0.31%	45	0.42%	59	0.54%	51	0.47%
Indirect—vehicles	9	0.22%	8	0.20%	8	0.20%	9	0.22%	8	0.20%
Consumer credit card	13	1.18%	13	1.13%	12	1.10%	12	1.12%	11	1.07%
Other consumer	3	0.32%	3	0.31%	5	0.42%	4	0.37%	4	0.40%
Total consumer (2)	170	0.55%	162	0.53%	185	0.61%	197	0.66%	195	0.66%
Total accruing 90+ days past due loans (2)	$178	0.22%	$174	0.21%	$201	0.25%	$213	0.26%	$210	0.26%

Total delinquencies (1) (2)	$557	0.69%	$550	0.68%	$542	0.67%	$590	0.73%	$586	0.73%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $29 million at 9/30/2016, $28 million at 6/30/2016, $19 million at 3/31/2016, $26 million at 12/31/2015 and $23 million at 9/30/2015.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $99 million at 9/30/2016, $95 million at 6/30/2016, $105 million at 3/31/2016, $107 million at 12/31/2015 and $110 million at 9/30/2015.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Current:
Commercial	$205	$206	$136	$135	$147
Investor real estate	118	100	103	149	145
Residential first mortgage	329	343	345	341	334
Home equity	280	291	301	306	309
Consumer credit card	2	2	2	2	2
Other consumer	10	11	12	12	13
Total current	944	953	899	945	950
Accruing 30-89 DPD:
Commercial	6	8	10	11	12
Investor real estate	2	22	16	8	6
Residential first mortgage	54	52	52	57	58
Home equity	16	15	15	17	19
Other consumer	1	1	1	1	1
Total accruing 30-89 DPD	79	98	94	94	96
Total accruing and <90 DPD	1,023	1,051	993	1,039	1,046
Non-accrual or 90+ DPD:
Commercial	194	147	149	135	118
Investor real estate	9	19	27	22	25
Residential first mortgage	76	82	80	81	88
Home equity	17	18	19	18	21
Total non-accrual or 90+DPD	296	266	275	256	252
Total TDRs - Loans	$1,319	$1,317	$1,268	$1,295	$1,298
TDRs - Held For Sale	6	8	8	8	14
Total TDRs	$1,325	$1,325	$1,276	$1,303	$1,312

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Total commercial TDRs	$405	$361	$295	$281	$277
Total investor real estate TDRs	129	141	146	179	176
Total consumer TDRs	785	815	827	835	845
Total TDRs - Loans	$1,319	$1,317	$1,268	$1,295	$1,298

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Assets:
Cash and due from banks	$1,928	$1,867	$1,708	$1,382	$1,726
Interest-bearing deposits in other banks	2,310	2,370	2,682	3,932	3,217
Federal funds sold and securities purchased under agreements to resell	—	—	—	—	65
Trading account securities	120	117	110	143	106
Securities held to maturity	1,431	1,646	1,901	1,946	2,001
Securities available for sale	23,859	23,494	23,095	22,710	22,034
Loans held for sale	571	551	351	448	453
Loans, net of unearned income (1)	80,883	81,702	81,606	81,162	81,063
Allowance for loan losses	(1,126)	(1,151)	(1,151)	(1,106)	(1,115)
Net loans	79,757	80,551	80,455	80,056	79,948
Other earning assets (1)	1,505	1,516	1,574	1,652	773
Premises and equipment, net	2,075	2,091	2,134	2,152	2,122
Interest receivable	305	312	314	319	316
Goodwill	4,882	4,882	4,878	4,878	4,831
Residential mortgage servicing rights at fair value (MSRs)	238	216	239	252	241
Other identifiable intangible assets	228	240	246	259	263
Other assets	5,968	6,359	5,852	5,921	6,693
Total assets	$125,177	$126,212	$125,539	$126,050	$124,789
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$36,321	$34,982	$35,153	$34,862	$34,117
Interest-bearing	62,968	62,263	63,001	63,568	63,061
Total deposits	99,289	97,245	98,154	98,430	97,178
Borrowed funds:
Short-term borrowings:
Other short-term borrowings	—	2	—	10	—
Total short-term borrowings	—	2	—	10	—
Long-term borrowings	6,054	8,968	7,851	8,349	7,364
Total borrowed funds	6,054	8,970	7,851	8,359	7,364
Other liabilities	2,469	2,612	2,323	2,417	3,295
Total liabilities	107,812	108,827	108,328	109,206	107,837
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	820	820	836
Common stock	13	13	13	13	13
Additional paid-in capital	17,339	17,539	17,716	17,883	18,019
Retained earnings (deficit)	465	242	62	(115)	(400)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	105	148	(23)	(380)	(139)
Total stockholders’ equity	17,365	17,385	17,211	16,844	16,952
Total liabilities and stockholders’ equity	$125,177	$126,212	$125,539	$126,050	$124,789

(1)
During the fourth quarter of 2015, certain capital leases, for which Regions is the lessor, were determined to be operating leases resulting in their reclassification out of loans into other earning assets. These lease balances were $834 million at December 31, 2015, $803 million at March 31, 2016, $772 million at June 30, 2016, and $734 million at September, 30 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Loans and Leases

	As of
						9/30/2016		9/30/2016
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	vs. 6/30/2016		vs. 9/30/2015
Commercial and industrial	$35,388	$36,124	$36,200	$35,821	$35,906	$(736)	(2.0)%	$(518)	(1.4)%
Commercial real estate mortgage—owner-occupied	7,007	7,193	7,385	7,538	7,741	(186)	(2.6)%	(734)	(9.5)%
Commercial real estate construction—owner-occupied	349	344	346	423	406	5	1.5%	(57)	(14.0)%
Total commercial	42,744	43,661	43,931	43,782	44,053	(917)	(2.1)%	(1,309)	(3.0)%
Commercial investor real estate mortgage	4,306	4,302	4,516	4,255	4,386	4	0.1%	(80)	(1.8)%
Commercial investor real estate construction	2,458	2,660	2,554	2,692	2,525	(202)	(7.6)%	(67)	(2.7)%
Total investor real estate	6,764	6,962	7,070	6,947	6,911	(198)	(2.8)%	(147)	(2.1)%
Total business	49,508	50,623	51,001	50,729	50,964	(1,115)	(2.2)%	(1,456)	(2.9)%
Residential first mortgage	13,402	13,164	12,895	12,811	12,730	238	1.8%	672	5.3%
Home equity—first lien	6,762	6,727	6,723	6,696	6,577	35	0.5%	185	2.8%
Home equity—second lien	3,987	4,105	4,191	4,282	4,370	(118)	(2.9)%	(383)	(8.8)%
Indirect—vehicles	4,076	4,159	4,072	3,984	3,895	(83)	(2.0)%	181	4.6%
Indirect—other consumer	838	722	652	545	490	116	16.1%	348	71.0%
Consumer credit card	1,123	1,113	1,045	1,075	1,016	10	0.9%	107	10.5%
Other consumer	1,187	1,089	1,027	1,040	1,021	98	9.0%	166	16.3%
Total consumer	31,375	31,079	30,605	30,433	30,099	296	1.0%	1,276	4.2%
Total Loans	$80,883	$81,702	$81,606	$81,162	$81,063	$(819)	(1.0)%	$(180)	(0.2)%
Operating leases previously reported as capital leases	734	772	803	834	—	NM	NM	734	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$81,617	$82,474	$82,409	$81,996	$81,063	NM	NM	$554	0.7%

	Average Balances
($ amounts in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Commercial and industrial	$35,733	$36,493	$36,103	$35,511	$35,647	$(760)	(2.1)%	$86	0.2%
Commercial real estate mortgage—owner-occupied	7,106	7,311	7,512	7,675	7,768	(205)	(2.8)%	(662)	(8.5)%
Commercial real estate construction—owner-occupied	345	348	359	415	443	(3)	(0.9)%	(98)	(22.1)%
Total commercial	43,184	44,152	43,974	43,601	43,858	(968)	(2.2)%	(674)	(1.5)%
Commercial investor real estate mortgage	4,444	4,399	4,430	4,332	4,441	45	1.0%	3	0.1%
Commercial investor real estate construction	2,535	2,591	2,591	2,576	2,455	(56)	(2.2)%	80	3.3%
Total investor real estate	6,979	6,990	7,021	6,908	6,896	(11)	(0.2)%	83	1.2%
Total business	50,163	51,142	50,995	50,509	50,754	(979)	(1.9)%	(591)	(1.2)%
Residential first mortgage	13,249	12,990	12,828	12,753	12,649	259	2.0%	600	4.7%
Home equity—first lien	6,751	6,727	6,725	6,643	6,510	24	0.4%	241	3.7%
Home equity—second lien	4,024	4,142	4,231	4,305	4,392	(118)	(2.8)%	(368)	(8.4)%
Indirect—vehicles	4,113	4,149	4,056	3,969	3,863	(36)	(0.9)%	250	6.5%
Indirect—other consumer	779	686	599	523	439	93	13.6%	340	77.4%
Consumer credit card	1,110	1,066	1,050	1,031	1,004	44	4.1%	106	10.6%
Other consumer	1,094	1,058	1,026	1,027	1,004	36	3.4%	90	9.0%
Total consumer	31,120	30,818	30,515	30,251	29,861	302	1.0%	1,259	4.2%
Total Loans	$81,283	$81,960	$81,510	$80,760	$80,615	$(677)	(0.8)%	$668	0.8%
Operating leases previously reported as capital leases	761	792	825	852	—	NM	NM	761	NM
Adjusted Total Loans and Leases (non-GAAP) (1)	$82,044	$82,752	$82,335	$81,612	$80,615	NM	NM	$1,429	1.8%

NM - Not Meaningful
(1) Regions believes including the impact of the operating leases, reported as capital leases prior to the fourth quarter of 2015, provides a meaningful calculation of loan and lease growth rates and presents them on the same basis as that applied by management. All of these leases were previously included in the commercial and industrial loan category.
Beginning in 2016, the linked quarter growth rates do not require an adjustment for operating leases because these leases are excluded from total loans in both periods.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Loans and Leases (continued)
End of Period Loan Portfolio Balances by Percentage	As of
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Commercial and industrial	43.8%	44.2%	44.4%	44.1%	44.3%
Commercial real estate mortgage—owner-occupied	8.7%	8.8%	9.0%	9.3%	9.5%
Commercial real estate construction—owner-occupied	0.4%	0.4%	0.4%	0.5%	0.5%
Total commercial	52.9%	53.4%	53.8%	53.9%	54.3%
Commercial investor real estate mortgage	5.3%	5.3%	5.6%	5.3%	5.4%
Commercial investor real estate construction	3.0%	3.3%	3.1%	3.3%	3.1%
Total investor real estate	8.3%	8.6%	8.7%	8.6%	8.5%
Total business	61.2%	62.0%	62.5%	62.5%	62.8%
Residential first mortgage	16.6%	16.1%	15.8%	15.8%	15.7%
Home equity—first lien	8.4%	8.2%	8.2%	8.2%	8.1%
Home equity—second lien	4.9%	5.0%	5.1%	5.3%	5.4%
Indirect—vehicles	5.0%	5.1%	5.0%	4.9%	4.8%
Indirect—other consumer	1.0%	0.9%	0.8%	0.7%	0.6%
Consumer credit card	1.4%	1.4%	1.3%	1.3%	1.3%
Other consumer	1.5%	1.3%	1.3%	1.3%	1.3%
Total consumer	38.8%	38.0%	37.5%	37.5%	37.2%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Deposits

	As of
						9/30/2016		9/30/2016
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	vs. 6/30/2016		vs. 9/30/2015
Customer Deposits
Interest-free deposits	$36,321	$34,982	$35,153	$34,862	$34,117	$1,339	3.8%	$2,204	6.5%
Interest-bearing checking	20,016	20,571	21,172	21,902	21,096	(555)	(2.7)%	(1,080)	(5.1)%
Savings	7,786	7,786	7,768	7,287	7,184	—	—%	602	8.4%
Money market—domestic	27,534	26,138	26,607	26,468	26,541	1,396	5.3%	993	3.7%
Money market—foreign	237	258	270	243	256	(21)	(8.1)%	(19)	(7.4)%
Low-cost deposits	91,894	89,735	90,970	90,762	89,194	2,159	2.4%	2,700	3.0%
Time deposits	7,366	7,286	7,161	7,468	7,784	80	1.1%	(418)	(5.4)%
Total Customer Deposits	99,260	97,021	98,131	98,230	96,978	2,239	2.3%	2,282	2.4%
Corporate Treasury Deposits
Time deposits	29	224	23	200	200	(195)	(87.1)%	(171)	(85.5)%
Total Deposits	$99,289	$97,245	$98,154	$98,430	$97,178	$2,044	2.1%	$2,111	2.2%

	As of
						9/30/2016		9/30/2016
($ amounts in millions)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	vs. 6/30/2016		vs. 9/30/2015
Consumer Bank Segment	$56,184	$54,773	$54,482	$53,825	$52,082	$1,411	2.6%	$4,102	7.9%
Corporate Bank Segment	28,356	27,743	27,527	27,287	27,962	613	2.2%	394	1.4%
Wealth Management Segment	10,622	10,863	12,092	12,863	12,678	(241)	(2.2)%	(2,056)	(16.2)%
Other	4,127	3,866	4,053	4,455	4,456	261	6.8%	(329)	(7.4)%
Total Deposits	$99,289	$97,245	$98,154	$98,430	$97,178	$2,044	2.1%	$2,111	2.2%

	Average Balances
($ amounts in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Customer Deposits
Interest-free deposits	$35,469	$35,020	$34,826	$34,746	$34,089	$449	1.3%	$1,380	4.0%
Interest-bearing checking	20,267	20,760	21,244	21,052	20,992	(493)	(2.4)%	(725)	(3.5)%
Savings	7,779	7,794	7,491	7,245	7,182	(15)	(0.2)%	597	8.3%
Money market—domestic	26,701	26,331	26,575	26,371	26,522	370	1.4%	179	0.7%
Money market—foreign	273	254	246	256	271	19	7.5%	2	0.7%
Low-cost deposits	90,489	90,159	90,382	89,670	89,056	330	0.4%	1,433	1.6%
Time deposits	7,346	7,169	7,277	7,618	7,958	177	2.5%	(612)	(7.7)%
Total Customer Deposits	97,835	97,328	97,659	97,288	97,014	507	0.5%	821	0.8%
Corporate Treasury Deposits
Time deposits	101	169	91	200	152	(68)	(40.2)%	(51)	(33.6)%
Total Deposits	$97,936	$97,497	$97,750	$97,488	$97,166	$439	0.5%	$770	0.8%

	Average Balances
($ amounts in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	3Q16 vs. 2Q16		3Q16 vs. 3Q15
Consumer Bank Segment	$55,186	$54,703	$53,492	$52,952	$52,921	$483	0.9%	$2,265	4.3%
Corporate Bank Segment	28,293	27,618	27,608	27,580	27,491	675	2.4%	802	2.9%
Wealth Management Segment	10,643	11,280	12,311	12,497	12,312	(637)	(5.6)%	(1,669)	(13.6)%
Other	3,814	3,896	4,339	4,459	4,442	(82)	(2.1)%	(628)	(14.1)%
Total Deposits	$97,936	$97,497	$97,750	$97,488	$97,166	$439	0.5%	$770	0.8%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Deposits (Continued)
	As of
End of Period Deposits by Percentage	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Customer Deposits
Interest-free deposits	36.6%	36.0%	35.8%	35.4%	35.1%
Interest-bearing checking	20.2%	21.1%	21.6%	22.3%	21.7%
Savings	7.9%	8.0%	7.9%	7.4%	7.4%
Money market—domestic	27.7%	26.9%	27.1%	26.9%	27.3%
Money market—foreign	0.2%	0.3%	0.3%	0.2%	0.3%
Low-cost deposits	92.6%	92.3%	92.7%	92.2%	91.8%
Time deposits	7.4%	7.5%	7.3%	7.6%	8.0%
Total Customer Deposits	100.0%	99.8%	100.0%	99.8%	99.8%
Corporate Treasury Deposits
Time deposits	—%	0.2%	—%	0.2%	0.2%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$17,365	$17,385	$17,211	$16,844	$16,952
Less:
Preferred stock (GAAP)		820	820	820	820	836
Intangible assets (GAAP)		5,110	5,122	5,124	5,137	5,094
Deferred tax liability related to intangibles (GAAP)		(160)	(163)	(164)	(165)	(168)
Tangible common stockholders’ equity (non-GAAP)	A	$11,595	$11,606	$11,431	$11,052	$11,190
Total assets (GAAP)		$125,177	$126,212	$125,539	$126,050	$124,789
Less:
Intangible assets (GAAP)		5,110	5,122	5,124	5,137	5,094
Deferred tax liability related to intangibles (GAAP)		(160)	(163)	(164)	(165)	(168)
Tangible assets (non-GAAP)	B	$120,227	$121,253	$120,579	$121,078	$119,863
Shares outstanding—end of quarter	C	1,236	1,259	1,275	1,297	1,304
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.64%	9.57%	9.48%	9.13%	9.34%
Tangible common book value per share (non-GAAP)	A/C	$9.38	$9.22	$8.97	$8.52	$8.58

($ amounts in millions)		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$17,365	$17,385	$17,211	$16,844	$16,952
Non-qualifying goodwill and intangibles		(4,936)	(4,946)	(4,947)	(4,958)	(4,913)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		(185)	(227)	(64)	286	41
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(836)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,424	$11,392	$11,380	$11,352	$11,244
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$103,972	$105,199	$106,227	$106,188	$104,645
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.0%	10.8%	10.7%	10.7%	10.8%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

•
Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The success of our marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•
Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2016 Earnings Release

Forward-Looking Statements (Continued)

•	The risks and uncertainties related to our acquisition and integration of other companies.

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•
Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Our ability to realize our efficiency ratio target as part of our expense management initiatives.

•
Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the SEC.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.